UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 28, 2007, Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) issued a press release announcing the closing of a $20 million senior secured term loan (the “Loan”) with Hercules Technology Growth Capital, Inc., a Maryland corporation (“Hercules”). In connection with the Loan, Panacos entered into a Loan and Security Agreement, dated as of June 28, 2007, by and between Hercules as Lender and Panacos as the Borrower.

Pursuant to the Loan and Security Agreement, the Loan has a maturity date of January 3, 2011. Panacos is eligible to receive a 6-month extension of the final maturity date of the Loan if it achieves certain milestones. The first tranche of the Loan will bear interest at a rate of 11.20% and Panacos will have a 12 month interest-only period for payments under the Loan, which shall be extendable to 15 months if certain milestones are achieved. $10,000,000 of the principal amount of the Loan has been funded by the Lender at the closing, and the remaining $10,000,000 in principal amount must be drawn in full by September 30, 2007. Panacos has granted the Lender a first priority security interest in all of its assets with the exception of its intellectual property, specific lien financing up to $2,000,000 and standard permitted liens, provided that the Lender will receive a security interest in the proceeds from the sale of any intellectual property and Panacos may not pledge its intellectual property to another lender. Hercules also has the right to invest up to $2,000,000 in the Company’s next round of equity financing at the same terms and conditions presented to potential investors, subject to the terms and conditions set forth in the Equity Rights Letter.

In connection with the Loan and Security Agreement, Panacos has also issued to Hercules warrants to purchase 646,900 shares of the Company’s common stock, $0.01 par value per share, at an exercise price of $3.71 per share, equal to the volume-weighted average of the closing prices for the Company’s common stock for the three trading days preceding the closing of the Loan. Panacos will issue both the warrants and the shares of common stock underlying the warrants in registered form using its existing shelf registration statement on Form S-3.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

(a) The information set forth above under Item 1.01 is incorporated herein by reference.

(b) Not applicable.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press release dated June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: June 28, 2007	By:	/s/ Peyton J. Marshall
Peyton J. Marshall, Ph.D. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release dated June 28, 2007